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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 October 1, 2003
                Date of Report (date of earliest event reported)

                            CYPRESS BIOSCIENCE, INC.
               (Exact name of Registrant as specified in charter)
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            Delaware                      0-12943                22-2389839
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
          incorporation)                                     Identification No.)

                         4350 Executive Drive, Suite 325
                           San Diego, California 92121
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (858) 452-2323

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On October 1, 2003 (the "Notice Date"), Cypress Bioscience, Inc. (the "Company") mailed notices to holders of its Warrants to Purchase Common Stock (the "Warrants") notifying such holders that on October 20, 2003 (the "Redemption Date"), the Company will redeem the Warrants that are outstanding as of the Redemption Date. Each Warrant is exercisable for one share of the Company's Common Stock until 5:00 p.m. (Pacific time) on October 17, 2003 at an exercise price of $3.09 per share. After 5:00 p.m. (Pacific time) on October 17, 2003, the Company will redeem any and all unexercised Warrants at a price of $0.02 per Warrant. A copy of the Press Release dated October 1, 2003 announcing the foregoing is attached as Exhibit 99.1 hereto. As of the Notice Date, there were approximately 2,167,962 Warrants issued and outstanding.

The shares of Common Stock underlying the Warrants have been registered under the Securities Act of 1933, as amended.

Item 7. Exhibits.

Exhibit 20.1      Notice  of  Redemption  of  Redeemable   Warrants  of  Cypress
                  Bioscience, Inc., dated October 1, 2003.

Exhibit 99.1 Press Release, dated October 1, 2003, announcing the Company's call for redemption of the Warrants.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CYPRESS BIOSCIENCE, INC.

                                                By: /s/ Sabrina Martucci Johnson
                                                    ----------------------------
                                                        Sabrina Martucci Johnson
                                                        Chief Financial Officer

Date: October 1, 2003
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                                INDEX TO EXHIBITS

Exhibit 20.1      Notice  of  Redemption  of  Redeemable   Warrants  of  Cypress
                  Bioscience, Inc., dated October 1, 2003.

Exhibit 99.1 Press Release, dated October 1, 2003, announcing the Company's call for redemption of the Warrants.